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                    Consent of Independent Public Accounts
                    --------------------------------------



As independent public accountants, we hereby consent to the use in Elcom's registration statement on Form S-1 and any other related registration statements filed pursuant to Rule 462 under the Securities Act of our reports dated June
8, 1995 and October 20, 1994 and to all references to our firm included in such registration statements.







/s/ Sacco Sweeney LLP
SACCO SWEENEY LLP
October 15, 1996